Exhibit 10.3

THIS PARENT NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE  SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS PARENT NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

LOGIQ, INC.

Convertible Promissory Note

$:________

Issuance Date: September 5, 2023

For value received, Logiq, Inc., a Delaware corporation (the “Maker”), hereby promises to pay  to the order of [Holder] (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of  [Amount] Concurrently with the issuance of this convertible promissory note (this “Parent Note”), the Maker is issuing separate convertible promissory notes (the “Other Parent Note”) to separate purchaser (the “Other Holder”). pursuant to the Purchase Agreement (as defined in Section 1.1 hereof). This Parent Note and the Other Parent Note are sometimes referred to as the “Parent Notes.” The outstanding principal balance of this Parent Note shall be due and payable on the earlier of (i) November 15, 2026 (the “Maturity Date”) or (ii) at such earlier time as provided herein; provided, however, that.

Section 1.1 Purchase Agreement. This Parent Note has been executed and delivered pursuant to each Convertible Note Purchase Agreement dated as of September 5, 2023 (the “Purchase Agreement”) by and among the Maker and the purchasers listed therein. Capitalized terms used and not otherwise defined herein (or in Section 5.13 hereof) shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2      Interest.  This Parent Note shall bear no interest.

Section 1.3 Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.4 Transfer. This Parent Note may not be transferred or sold,  or  pledged, hypothecated or otherwise granted as security by the Holder without the written consent of the Maker, such consent not to be unreasonably withheld.

Section 1.5 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Parent Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Parent Note, upon surrender and cancellation of such Parent Note, the Maker shall issue a new Parent Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Parent Note.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events  shall be an “Event of Default” under this Parent Note:

(a)                    default shall be made in any material respect in the performance or observance of (i) any covenant, condition or agreement contained in this Parent Note and such default is not fully cured within ten (10) business days after the Holder delivers written notice to the Maker of the occurrence thereof or (ii) any covenant, condition or agreement contained in the Purchase Agreement, the Other Parent Notes or any other Transaction Document, as defined in the Purchase Agreement, which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within ten (10) business days after the Holder delivers written notice to the Maker of the occurrence thereof; or

(b)                    any material representation or warranty made by the Maker herein or in  the Purchase Agreement, the Other Parent Notes or any other Transaction Document shall prove to have been false or incorrect or breached on the date as of which made and the Holder delivers written notice to the Maker of the occurrence thereof; or

(c)                    the Maker shall (i) apply for or consent to the appointment of, or the  taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or  issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(d)                   a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts,

(ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(e)	the occurrence of an Event of Default under the Other Parent Notes.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have  occurred and shall be continuing, the Holder of this Parent Note may at any time at its option, (a) declare the entire unpaid principal balance of this Parent Note, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the   Maker;

(b)       demand that the principal amount of this Parent Note then outstanding shall be converted into shares of common stock of Maker (the “Common Stock”), at the Conversion Ratio calculated pursuant to Section 3.1 hereof assuming that the date that the Event of Default occurs is the Conversion Date (as defined in Section 3.1 hereof), or (c) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Parent Note, the Purchase Agreement, the other Transaction Documents or applicable law. No course  of  delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Section 2.3.        Notice of Default. The Maker shall give written notice to the Holder upon the Maker becoming aware of an occurrence or existence of any fact that is reasonably likely to give rise of an Event of Default within 5 business days of the Maker becoming so aware.

ARTICLE III

CONVERSION; ADJUSTMENTS

Section 3.1      Conversion.  At  the  election  of  Holder,  all  or  a  portion  of  the principal amount of this Parent Note is convertible into shares of Common Stock derived by dividing $2.5 million by the volume weighted average (VWAP) share price of LGIQ, determined on the last trading day before the conversion (the “Conversion Shares”) upon delivery of written notice by Holder to Maker (the “Conversion Notice”). The Conversion Shares will be issued within two days following the Conversion Notice.

Section 3.2 Delivery of Conversion Shares. The Maker shall cause the  Conversion Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Maker through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Maker is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by the Holder or (B) the Conversion Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Maker’s share register in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Conversion Notice within two (2) Trading Days after the delivery to the Maker of the Conversion Notice, (the “Conversion Share Delivery Date”). Upon delivery of the Conversion Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which this Parent Note has been exercised, irrespective of the date of delivery of the Conversion Shares.

Section 3.3      Adjustment of Conversion Shares.

(a)         The Conversion Shares shall be subject to adjustment from time to time as follows:

(i)         Adjustments for Stock Splits and Combinations.  If the Maker shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Ratio in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Ratio in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.2(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii)       Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1)        the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)        the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)       Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Parent Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker which they would have received had this Parent Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.2(a)(iii) with respect to the rights of the holders of this Parent Note and the Other Parent Notes; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)       Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Parent Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.2(a)(i)

, (ii) and (iii), then, and in each event, an appropriate revision to the Conversion Ratio shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Parent Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Parent Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(b)        Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c)         No Impairment. The Maker shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.2 and in the taking of all such action as may be reasonably necessary in order to protect the Conversion Rights of the Holder against impairment.

(d)        Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Ratio or number of shares of Common Stock issuable upon conversion of this Parent Note pursuant to this Section 3.2, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Ratio in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Parent Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(e)         Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Parent Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(f)         Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Parent Note, but in lieu of such fractional shares, the Maker shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

(g)        Reservation of Common Stock. The Maker shall at all times when this Parent Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time  be sufficient to effect the conversion of this Parent Note; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred percent (100%) of the number of shares of Common Stock for which this Parent Note is at any time convertible. The Maker shall use its commercially reasonable efforts to, from time to time in accordance with Delaware law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.2(g).

(h)        Regulatory Compliance. If any shares of Common Stock to be reserved  for the purpose of conversion of this Parent Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or  state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.4 No Rights as Shareholder.  Nothing contained in this Parent Note  shall be construed as conferring upon the Holder, prior to the conversion of this Parent Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter,  or any other rights as a shareholder of the Maker.

Section 3.5 Beneficial Ownership Limitation. The Maker shall not effect the conversion of any portion of this Parent Note, and the Holder shall not have the right to convert any portion of this Parent Note pursuant to the terms and conditions of this Parent Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder would beneficially own in excess of 9.99%  (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of  shares of Common Stock beneficially owned by the Holder shall include the number of shares of Common Stock held by the Holder plus the number of shares of Common Stock issuable upon conversion of this Parent Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Parent Note beneficially owned by the Holder and

(B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Maker (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.5. For purposes of this Section 3.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  For purposes of determining the number  of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Parent Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Maker’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (y) a more recent  public announcement by the Maker or (z) any other written notice by the Maker or its transfer agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Maker receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Maker shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section  3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Maker of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Parent Note results in the Holder being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares.

ARTICLE IV

DEMAND REGISTRATION RIGHTS

Section 4.1 Short-Form Registrations. Holder shall be entitled to request registration on Form S-3 of any securities issuable upon conversion of the Parent Note (the “Registrable Securities”), or any similar form (each, a “Short-Form Registration”), in which the Maker shall pay Registration Expenses; provided that, except in the case of one non-underwritten Short-Form Registration (the “Excepted Registration”), the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration which is qualified under Rule 415 under the Securities Act must be equal to at least $2,500,000 and which contemplates an underwritten offering must be equal to at least $2,500,000. The offering contemplated by the Excepted Registration shall not be underwritten. Demand Registrations shall be Short-Form Registrations whenever the Maker is permitted to use any applicable short form. The Maker shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of the shares of common stock underlying the Parent Notes (the “Registrable Securities”). If a request for a Demand Registration is for a shelf registration pursuant to Rule 415 of the Securities Act, the Maker shall use its reasonable best efforts to keep such shelf registration continuously effective for up to fifteen 15 months following such registration, but  not later than the date on which all of the Registrable Securities covered by such shelf  registration may be sold without limitation or restriction pursuant to Rule 144 under the Securities Act (or any successor provision having similar effect); provided, however, that prior to the termination of such shelf registration prior to the expiration of such maximum period for the reason that such Registrable Securities may be sold without limitation or restriction pursuant to Rule 144 under the Securities Act or any successor provision having similar effect, the Maker shall first furnish to each holder of Registrable Securities participating in such shelf   registration

(i) an opinion, in form and substance reasonably satisfactory to the holders of a majority of the Registrable Securities, of counsel for the Maker reasonably satisfactory to the holders of a majority of the Registrable Securities requesting such registration stating that such Registrable Securities are freely saleable without limitation or restriction pursuant to Rule 144 under the Securities Act (or any successor provision having similar effect) or (ii) a “No-Action Letter” from the staff of the Securities and Exchange Commission stating that the Securities and Exchange Commission would not recommend enforcement action if the Registrable Securities included in such shelf registration were sold in a public sale other than pursuant to an effective registration statement or Rule 144. For the avoidance of doubt, Maker is not currently S-3  eligible and may not be in the future.

Section 4.2 Long-Form Registrations. At any time that a  Short-Form  Registration pursuant to paragraph 2(a) is not available, Holder shall be entitled to request registration on Form S-1, or any similar form (each, a “Long-Form Registration”), in which the Maker shall pay Registration Expenses; provided that (i) the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must be equal to at least $2,500,000; and (ii) such holders shall not be permitted more than one (1) Long-Form Registration hereunder. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the person or group making such request is able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event the Maker shall pay Registration Expenses in connection with  any  registration  initiated  as  a  Long-Form  Registration  whether  or  not  it  has   become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations.

Section 4.3 All registrations requested pursuant to this Section 4 are referred to herein as “Demand Registrations”. The holders of Registrable Securities shall not be permitted more than a total of two (2) Demand Registrations hereunder. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Maker shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Maker has received written requests for inclusion therein within 15 days after the receipt of the Maker’s notice, and shall file a registration statement as soon as practicable thereafter, in any event within 60 days of receipt of such Demand Registration for a Form S-1 filing, and 45 days of receipt of such Demand Registration for a Form S-3 filing.

Section 4.4   Priority on Demand Registrations. The Maker will not include in   any Demand Registration any securities which are not Registrable Securities without the written consent of the holders of a majority of the Registrable Securities requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Maker in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Maker shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. Notwithstanding the foregoing, no employee of the Maker or any subsidiary thereof will be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration. In the event the Maker shall not, by virtue of this Section 4.4, include in any Demand Registration all of the Registrable Securities of any holder of Registrable Securities requesting to be included in such Demand Registration, such holder may, upon written notice to the Maker given within five days of the time such holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the holders of Registrable Securities not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.

Section 4.5 Restrictions on Demand Registrations. The Maker shall not be obligated to effect any Demand Registration within 180 days after the effective date of  a previous Demand Registration. The Maker may postpone for up to 120 days the filing or the effectiveness of a registration statement for a Demand Registration if the Maker in good faith determines that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Maker to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Maker shall pay Registration Expenses.

Section 4.6 Selection of Underwriters. The holders of a majority of  the Registrable Securities requesting registration hereunder shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the reasonable consent of the Maker.

Section 4.7 Termination of Demand Registration Rights. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) sold or distributed pursuant to this Section 4, (b) such Registrable Securities shall have been otherwise transferred and such securities may be publicly resold without registration under the Securities Act and (c) on the first date following date where such Registrable Securities could be sold by the applicable Holder under Rule 144 without manner of sale or volume limitations under the requirements of Rule 144.

ARTICLE V

MISCELLANEOUS

Section 5.1      Notices.       Any   notice,    demand,    request,    waiver    or  other

communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any dissolution, liquidation or winding-up and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker will also give written notice to the Holder at least ten (10) days prior to  the date on which any recapitalization, reorganization, reclassification, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker shall promptly notify the Holder  of this Parent Note of any notices sent or received, or any actions taken with respect to the Other Parent Notes.

Section 5.2      Governing  Law.    This  Parent  Note  shall  be  governed  by  and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Parent Note shall not be interpreted or construed with any presumption against the party causing this Parent Note to be drafted.

Section 5.3 Headings. Article and section headings in this Parent Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Parent Note for any other purpose.

Section 5.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Parent Note shall be cumulative and in addition to all other remedies available under this Parent Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Parent Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such  breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Parent Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 5.6  Binding Effect.  The obligations of the Maker and the Holder set  forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 5.7    Amendments.  This Parent Note may not be modified or amended   in any manner except in writing executed by the Maker and the Holder.

Section 5.8 Compliance with Securities Laws. The Holder of this Parent Note acknowledges that this Parent Note is being acquired solely for the Holder’s own account and  not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Parent Note, except as permitted by law. This Parent Note and any Parent Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS PARENT NOTE AND THE SHARES OF COMMON STOCK  ISSUABLE  UPON  CONVERSION  HEREOF    HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS PARENT NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 5.9 Consent to Jurisdiction. Each  of the  Maker and the Holder  (i)  hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Parent Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Maker and the Holder consents to process being served  in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Parent Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 5.10 Parties in Interest. This Parent Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 5.11  Failure or Indulgence Not Waiver.  No failure or delay on the part  of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 5.12 Maker Waivers. Except as otherwise specifically provided herein,  the Maker and all others that may become liable for all or any part of the obligations evidenced by this Parent Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Parent Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Parent Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)                    No delay or omission on the part of the Holder in exercising its rights under this Parent Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future  occasion.

(b)                    THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS PARENT NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 5.13 Definitions.  For the  purposes hereof, the  following terms shall  have the following meanings:

“Effective Date” means the date that the registration statement filed by the SPAC in connection with the Business Combination is first declared effective by the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

[REMAINDER OF PARENT NOTE INTENTIONALLY LEFT BLANK]

LOGIQ, INC.

By:
Name: Brent Suen
Title: Chief Executive Officer

Accepted By:
[HOLDER]

By:
Name:
Title: